POWER OF ATTORNEY

FOR

SECURITIES AND EXCHANGE COMMISSION

AND RELATED FILINGS

________________________________________

The undersigned trustees (“Trustees”) of the HOTCHKIS AND WILEY FUNDS (“Trust”) hereby appoint ANNA MARIE LOPEZ and JAMES MENVIELLE (each individually with power of substitution or resubstitution), as their attorney-in-fact and agent, in all capacities, to execute and to file any documents relating to the Trust’s Registration Statement on Form N-1A in connection with the Trust’s offering of its interests under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto (including post-effective amendments), covering the registration and the sale of interests by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority.  The undersigned grant to said attorney-in-fact and agent full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The undersigned Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which taken together shall constitute one original, as of this 17th day of November, 2010.

Name	Title

/s/ Randall H. Breitenbach	Trustee
Randall H. Breitenbach

/s/ Robert L. Burch III	Trustee
Robert L. Burch III

/s/ Alejandra C. Edwards	Trustee
Alejandra C. Edwards

/s/ Marcy Elkind	Trustee
Marcy Elkind

/s/ Robert Fitzgerald	Trustee
Robert Fitzgerald

/s/ John A.G. Gavin	Trustee
John A.G. Gavin

/s/ Donald Morrison	Trustee
Donald Morrison

/s/ George H. Davis, Jr.	Trustee
George H. Davis, Jr.